NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces First Quarter 2018 Results

•	Revenue increased 13% driven by continued momentum from investments in commercial resources and specialty acquisitions

•	Reported GAAP earnings per share of $0.59 vs. $0.58 in the prior year first quarter

•	Adjusted EPS expands 15% to a new first quarter record of $0.68 driven by a 20% increase in operating income from Color, Additives and Inks

CLEVELAND - April 26, 2018 - PolyOne Corporation (NYSE: POL) today reported its first quarter results for 2018. GAAP earnings per share was $0.59 in the first quarter of 2018 compared to $0.58 in the first quarter of 2017. Adjusted earnings per share expanded to $0.68 from $0.59 in the first quarter of 2017. Special items for the first quarter of 2018, which primarily included environmental remediation and legal costs, resulted in a net after-tax charge of $7.4 million, or $0.09 per share (see Attachment 1). In the prior year first quarter, special items were $0.9 million, or $0.01 per share.

“I’m very pleased to report a strong start to the year, as we reported adjusted EPS growth of 15% for the first quarter,” said Robert M. Patterson, chairman, president and chief executive officer, PolyOne Corporation. “Our Color, Additives & Inks (CAI) segment led the way with record first quarter operating income, driven by both organic gains and recent acquisitions.”

“Our investments in sales, marketing and technology resources continue to drive our performance,” added Mr. Patterson. “Over the last three years we have increased the number of commercial associates by over 20%. These investments, coupled with recent specialty acquisitions and favorable foreign exchange, led to a 13% increase in overall sales with every segment and region contributing.”

The company noted that in the first quarter, organic sales increased 6% and recent specialty acquisitions added 4%, while favorable foreign exchange added 3%.

“We have a track record of generating strong free cash flow, and with the exception of seasonal working capital investment, this was once again the case in the first quarter,” said Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation. “Our cash generation allowed us to repurchase one million shares of our stock during the first quarter, while completing the acquisition of IQAP, a specialty colorant and additive business based in Spain. Our balance sheet remains very strong, and we ended March with over $470 million of available liquidity.”

“IQAP is off to a great start this year. We are very excited to have them as part of our team as one of five specialty acquisitions we completed in the last 18 months,” Mr. Patterson added. “While we are pleased with their combined early integration success, the best is yet to come. With our invest-to-grow strategy, we better serve new and existing markets and applications, and in doing so, accelerate sales growth and margin expansion for us and our customers.”

“Strong double-digit adjusted EPS growth in 2018 is our expectation, and we remain confident in our ability to deliver,” Mr. Patterson concluded. "Our strategic commercial investments and world class customer-first service continue to differentiate us as we relentlessly focus on our proven four pillar strategy. We look forward to sharing updates on these investments, key innovation platforms, and expectations for our recent and future acquisitions, at our upcoming Investor Day to be held on May 10th.”

Conference Call

The company will conduct a conference call at 9:00 a.m. Eastern Time on Thursday, April 26, 2018. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 6747028. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on April 26, 2018. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 6747028.

About PolyOne

PolyOne Corporation (NYSE: POL), with 2017 revenues of $3.2 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is an ACC Responsible Care® certified company committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the ability to successfully integrate acquired businesses into our operations, including whether such businesses will be accretive, retain the management teams of acquired businesses, and retain relationships with customers of acquired businesses; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2018	2017

Sales	$901.6	$796.7
Operating income	78.8	82.0
Net income from continuing operations attributable to PolyOne shareholders	47.7	48.3
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.59	$0.58
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.59	$0.58

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$47.7	$0.59	$48.3	$0.58
Special items, after tax (Attachment 3)	7.4	0.09	0.9	0.01
Adjusted net income / EPS - excluding special items	$55.1	$0.68	$49.2	$0.59

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2018	2017

Sales	$901.6	$796.7
Cost of sales	703.1	614.5
Gross margin	198.5	182.2
Selling and administrative expense	119.7	100.2
Operating income	78.8	82.0
Interest expense, net	(15.5)	(14.6)
Debt extinguishment costs	—	(0.3)
Other income, net	1.1	0.9
Income from continuing operations before income taxes	64.4	68.0
Income tax expense	(16.7)	(19.7)
Net income from continuing operations	47.7	48.3
Loss from discontinued operations, net of income taxes	(0.8)	(1.4)
Net income attributable to PolyOne common shareholders	$46.9	$46.9

Earnings (loss) per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.59	$0.58
Discontinued operations	(0.01)	(0.01)
Total	$0.58	$0.57
Earnings (loss) per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.59	$0.58
Discontinued operations	(0.01)	(0.01)
Total	$0.58	$0.57

Cash dividends declared per share of common stock	$0.175	$0.135

Weighted-average shares used to compute earnings per common share:
Basic	80.4	82.1
Diluted	81.3	82.7

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended March 31,
	2018	2017
Cost of sales:
Restructuring costs	$(0.2)	$—
Environmental remediation costs	(3.1)	(2.2)
Reimbursement of previously incurred environmental costs	0.7	—
Acquisition related costs	(1.1)	(0.2)
Impact on cost of sales	(3.7)	(2.4)

Selling and administrative expense:
Restructuring, legal and other	(4.9)	1.4
Acquisition related costs	(0.8)	(0.7)
Impact on selling and administrative expense	(5.7)	0.7

Impact on operating income	(9.4)	(1.7)

Debt extinguishment costs	—	(0.3)
Other income, net	0.1	0.1
Impact on income from continuing operations before income taxes	(9.3)	(1.9)
Income tax benefit on above special items	2.4	0.9
Tax adjustments(2)	(0.5)	0.1
Impact of special items on net income (loss) from continuing operations attributable to PolyOne Shareholders	$(7.4)	$(0.9)

Diluted earnings per common share impact	$(0.09)	$(0.01)

Weighted average shares used to compute adjusted earnings per share:
Diluted	81.3	82.7

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax (expense)/benefit from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$165.5	$243.6
Accounts receivable, net	490.8	392.4
Inventories, net	322.0	327.8
Other current assets	57.0	102.8
Total current assets	1,035.3	1,066.6
Property, net	486.5	461.6
Goodwill	635.6	610.5
Intangible assets, net	426.6	400.0
Other non-current assets	159.9	166.6
Total assets	$2,743.9	$2,705.3

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$35.1	$32.6
Accounts payable	416.2	388.9
Accrued expenses and other current liabilities	120.6	149.1
Total current liabilities	571.9	570.6
Non-current liabilities:
Long-term debt	1,318.8	1,276.4
Pension and other post-retirement benefits	62.4	62.3
Other non-current liabilities	205.7	196.6
Total non-current liabilities	1,586.9	1,535.3
Shareholders’ equity:
PolyOne shareholders’ equity	584.2	598.5
Noncontrolling interests	0.9	0.9
Total equity	585.1	599.4
Total liabilities and shareholders’ equity	$2,743.9	$2,705.3

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2018	2017
Operating Activities
Net income	$46.9	$46.9
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	22.4	26.1
Accelerated depreciation and fixed asset charges associated with restructuring activities	—	0.4
Debt extinguishment costs	—	0.3
Share-based compensation expense	2.7	2.4
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(82.4)	(86.7)
Decrease (increase) in inventories	17.0	(22.4)
Increase in accounts payable	16.6	38.5
Decrease in pension and other post-retirement benefits	(2.3)	(3.3)
Increase (decrease) in accrued expenses and other assets and liabilities - net	5.8	(25.9)
Net cash provided (used) by operating activities	26.7	(23.7)
Investing Activities
Capital expenditures	(12.9)	(15.5)
Business acquisitions, net of cash acquired	(73.0)	(20.9)
Sale of and proceeds from other assets	—	0.9
Net cash used by investing activities	(85.9)	(35.5)
Financing Activities
Borrowings under credit facilities	286.6	288.8
Repayments under credit facilities	(249.1)	(248.4)
Purchase of common shares for treasury	(42.2)	(34.3)
Cash dividends paid	(14.2)	(11.3)
Repayment of long-term debt	(1.6)	(1.6)
Payments of withholding tax on share awards	(1.6)	(2.3)
Debt financing costs	—	(1.9)
Net cash used by financing activities	(22.1)	(11.0)
Effect of exchange rate changes on cash	3.2	1.2
Decrease in cash and cash equivalents	(78.1)	(69.0)
Cash and cash equivalents at beginning of period	243.6	226.7
Cash and cash equivalents at end of period	$165.5	$157.7

Attachment 6
PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended March 31,
	2018	2017
Sales:
Color, Additives and Inks	$270.9	$211.8
Specialty Engineered Materials	163.1	159.1
Performance Products and Solutions	191.0	183.7
PolyOne Distribution	315.5	286.1
Corporate and eliminations	(38.9)	(44.0)
Sales	$901.6	$796.7

Gross margin:
Color, Additives and Inks	$92.2	$75.2
Specialty Engineered Materials	44.8	46.1
Performance Products and Solutions	34.6	33.9
PolyOne Distribution	31.7	31.4
Corporate and eliminations	(4.8)	(4.4)
Gross margin	$198.5	$182.2

Selling and administrative expense:
Color, Additives and Inks	$50.1	$40.1
Specialty Engineered Materials	24.7	23.2
Performance Products and Solutions	11.9	11.8
PolyOne Distribution	13.5	12.8
Corporate and eliminations	19.5	12.3
Selling and administrative expense	$119.7	$100.2

Operating income:
Color, Additives and Inks	$42.1	$35.1
Specialty Engineered Materials	20.1	22.9
Performance Products and Solutions	22.7	22.1
PolyOne Distribution	18.2	18.6
Corporate and eliminations	(24.3)	(16.7)
Operating income	$78.8	$82.0

Attachment 7
PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31,
Reconciliation to Consolidated Statements of Income	2018	2017

Sales	$901.6	$796.7

Gross margin - GAAP	198.5	182.2
Special items in gross margin (Attachment 3)	3.7	2.4
Adjusted Gross margin	$202.2	$184.6

Adjusted Gross margin as a percent of sales	22.4%	23.2%

Operating income - GAAP	78.8	82.0
Special items in operating income (Attachment 3)	9.4	1.7
Adjusted Operating income	$88.2	$83.7

Adjusted Operating income as a percent of sales	9.8%	10.5%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$64.4	$9.3	$73.7	$68.0	$1.9	$69.9

Income tax expense - GAAP	(16.7)	—	(16.7)	(19.7)	—	(19.7)
Income tax impact of special items (Attachment 3)	—	(2.4)	(2.4)	—	(0.9)	(0.9)
Tax adjustments (Attachment 3)	—	0.5	0.5	—	(0.1)	(0.1)
Income tax expense	$(16.7)	$(1.9)	$(18.6)	$(19.7)	$(1.0)	$(20.7)

Effective Tax Rate	25.9%		25.2%	29.0%		29.6%
The following table summarizes our liquidity as of March 31, 2018:

(In millions)	March 31, 2018
Cash and cash equivalents	$165.5
Revolving credit availability	305.9
Liquidity	$471.4